UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a−6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a−12

Skillsoft Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Your Vote Counts! SKILLSOFT CORP. 7887 E. BELLEVIEW AVE. SUITE 600 GREENWOOD VILLAGE, CO 80111 SKILLSOFT CORP. 2023 Annual Meeting Vote by July 19, 2023 11:59 PM ET You invested in SKILLSOFT CORP. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on July 20, 2023. Vote Virtually at the Meeting* July 20, 2023 11:00 a.m. ET Virtually at: www.virtualshareholdermeeting.com/SKIL2023 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # V18049-P92105 Get informed before you vote View the Notice, Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to July 6, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Voting Items Board Recommends V18050-P92105 Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. 01) Lawrence C. Illg 02) Michael S. Klein 03) Lawrence H. Summers 1. To elect as directors the three nominees named in the accompanying Proxy Statement to a term of three years each, or until their successors have been elected and qualified; Nominees: 2. To approve an amendment to our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to limit the liability of certain of our officers as permitted pursuant to recent amendments to the Delaware General Corporation Law; 3. To authorize the Board of Directors (the “Board”) to amend our Certificate of Incorporation to effect a reverse stock split of our Class A common stock in a ratio of not less than one-for-ten and not more than one-for-thirty, to be determined by the Board in its discretion; and 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024. For For For For